EXHIBIT 23.1





               CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form SB-2 of our report dated December 27, 2004, relating to the financial statements of MedGen, Inc. as of September 30, 2004, and the years ended September 30, 2004 and 2003, and the reference to our firm as experts in the Registration Statement.




Stark Winter Schenkein & Co., LLP
Certified Public Accountants


/S/ Stark Winter Schenkein & Co., LLP

May 23, 2005
Denver, Colorado